Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Shareholders
Florida Rock Industries, Inc.:
We consent to the incorporation by reference in the Registration Statements Nos. 333-55128, 33-56322, 333-26775, 333-18873, 333-47618, 333-111663 and 333-121007 on Form S-8 of Florida Rock Industries, Inc. of our reports dated November 16, 2007 with respect to the consolidated balance sheets of Florida Rock Industries, Inc. and subsidiaries as of September 30, 2007 and 2006, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of September 30, 2007, which reports appear in the September 30, 2007 annual report on Form 10-K of Florida Rock Industries, Inc.
Our report on the consolidated financial statements refers to a change in method of computing share-based compensation as of October 1, 2005 and a change in method of accounting for defined benefit postretirement plans as of September 30, 2007.
KPMG LLP
Jacksonville, Florida
Certified Public Accountants
November 16, 2007